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                                                                      Exhibit 14

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Post-Effective Amendment No. 2 to the Registration Statement (Form N-6 No. 333-111128) pertaining to Lincoln Life Flexible Premium Variable Life Account M, and to the use therein of our reports dated (a) March 8, 2005, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company, and (b) March 1, 2005, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account M.

                                                          /s/ Ernst & Young, LLP

Fort Wayne, Indiana
April 11, 2005